UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Half Fiscal 2021 Awards

On August 17, 2020, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Performance Food Group Company (the “Company”) approved a new cash-based incentive plan (the “Incentive Plan”) under the Company’s 2015 Omnibus Incentive Plan (the “Plan”) for the Company’s fiscal year ending July 3, 2021 (“fiscal 2021”) that differs from the cash-based annual incentive plans established by the Compensation Committee in previous fiscal years. The Company’s executive officers, including all of the Company’s named executive officers listed below under “Special Equity Awards” (the “NEOs”), are eligible to participate in the Incentive Plan.

The Incentive Plan divides fiscal 2021 into two performance periods: (i) June 28, 2020 to December 26, 2020 (“1H21”) and (ii) December 27, 2020 to July 3, 2021 (“2H21”). In connection with the approval of the Incentive Plan, the Compensation Committee granted Incentive Plan awards to the Company’s executive officers, including the NEOs, with respect to 1H21 (the “1H21 Awards”); it expects to grant Incentive Plan awards for 2H21 prior to the end of 1H21 by which time the Company expects to have better clarity around the depth and breadth of the economic effects of the COVID-19 pandemic on fiscal 2021.

The target opportunity for the 1H21 Awards are based on the following components: (i) 25% on the average of net working capital as a percentage of net sales during 1H21, as compared to pre-established targets; (ii) 25% on the average of liquidity as a percentage of net sales during 1H21, as compared to pre-established targets; and (iii) 50% on the achievement of a long-term strategic plan. These three objectives are an “all or nothing” opportunity and do not include ranges of performance. Additionally, the participants can earn an up to 50% of their target opportunity based on (iv) 25% on net sales growth during the performance period of September 27, 2020 to December 26, 2020 (“2Q21”), based on pre-established targets, as compared to the same period of fiscal year 2020, and (v) 25% on adjusted EBITDA growth during 2Q21, based on pre-established targets, as compared to the same period of fiscal year 2020.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On August 18, 2020, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to (i) remove the supermajority voting requirement for amending the Bylaws and (ii) permit certain stockholders of the Company to call special meetings (together, the “Bylaw Amendments”). The Bylaw Amendments became effective immediately.

Voting Requirement for Amending the Bylaws

At the Company’s 2019 annual meeting of stockholders held on November 13, 2019 (the “2019 Annual Meeting”), the Company’s stockholders voted to approve the Company’s Second Amended and Restated Certificate of Incorporation (as so amended and restated, the “Certificate of Incorporation”) to remove the supermajority voting requirement set forth in Article V and Article VI thereof for amending certain provisions of the Certificate of Incorporation and the Bylaws and removing directors of the Company. In order to make the Bylaws consistent with the Certificate of Incorporation, the Board amended the Bylaws to remove the supermajority voting requirement set forth in Article IX thereof for amending the Bylaws.

Ability of Stockholders to Call Special Meetings

At the 2019 Annual Meeting, the Company’s stockholders voted to approve the Certificate of Incorporation to permit the Company’s stockholders to call special meetings of stockholders from time to time as may be permitted by the Bylaws. The Board amended Article II, Section 2.02 of the Bylaws to permit stockholders owning 20% of outstanding shares of common stock of the Company (which shares are determined to be Net Long Shares (as defined in the Bylaws)) to request that a special meeting of stockholders be called, subject to certain requirements as set forth in the Bylaws.

The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Performance Food Group Company

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: August 21, 2020	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary